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                                   EXHIBIT 11


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                       VARLEN CORPORATION AND SUBSIDIARIES            Exhibit 11
                        COMPUTATION OF PER SHARE EARNINGS            Page 1 of 2
                      (Thousands, Except Per Share Amounts)


                                                                               For The Year Ended
                                                                      -----------------------------------
                                                                        1/31/95      1/31/94     1/31/93
                                                                      -----------  ----------  ----------

PRIMARY EARNINGS PER SHARE:

   Earnings before cumulative effect of change in
      accounting principle                                            $    14,762  $   10,766  $    7,668

   Cumulative effect of change in accounting
      principle, net of income taxes                                          ---         ---      (1,351)
                                                                      -----------  ----------  ----------
   Net earnings                                                       $    14,762  $   10,766  $    6,317
                                                                      -----------  ----------  ----------
                                                                      -----------  ----------  ----------

Computation of the Weighted Average Number of
   Shares Outstanding as Used in the Primary
   Earnings Per Share Computation:

   Weighted average number of shares outstanding                            4,854       4,815       6,748

   Shares assumed issued under the treasury
      stock method                                                            158         132          63

   Purchase of treasury stock                                                 ---         ---        (133)
                                                                      -----------  ----------  ----------

   Weighted average number of shares outstanding, as adjusted               5,012       4,947       6,678
                                                                      -----------  ----------  ----------
                                                                      -----------  ----------  ----------

Primary Earnings Per Share:

   Before accounting change                                           $      2.95  $     2.18  $     1.15

   Accounting change                                                          ---         ---       (0.20)
                                                                      -----------  ----------  ----------

   Net earnings                                                       $      2.95  $     2.18  $     0.95
                                                                      -----------  ----------  ----------
                                                                      -----------  ----------  ----------

FULLY DILUTED EARNINGS PER SHARE:

Reconciliation of net earnings per the consolidated financial statements to the amount used for the fully diluted computation:

   Earnings before cumulative effect of change in
      accounting principle                                            $    14,762  $   10,766  $    7,668

   Add interest on 6 1/2% convertible subordinated
      debentures, net of income tax effects                                 2,736       1,874         ---
                                                                      -----------  ----------  ----------

   Earnings before cumulative effect of change in
      accounting principle, as adjusted                                    17,498      12,640       7,668

   Cumulative effect of change in accounting
      principle, net of income taxes                                          ---         ---      (1,351)
                                                                      -----------  ----------  ----------

   Net earnings, as adjusted                                          $    17,498  $   12,640  $    6,317
                                                                      -----------  ----------  ----------
                                                                      -----------  ----------  ----------


                       VARLEN CORPORATION AND SUBSIDIARIES            Exhibit 11
                        COMPUTATION OF PER SHARE EARNINGS            Page 2 of 2
                      (Thousands, Except Per Share Amounts)



                                                                                For The Year Ended
                                                                      -----------------------------------
                                                                         1/31/95      1/31/94     1/31/93
                                                                      -----------  ----------  ----------

Computation of the Weighted Average Number of
   Shares Outstanding as Used in the Fully
   Diluted Earnings Per Share Computation:

   Weighted average number of shares outstanding                            4,854       4,815       6,748

   Shares assumed issued under the treasury
      stock method                                                            172         154          63

   Purchase of treasury stock                                                 ---         ---        (133)

   Shares issuable from assumed exercise of
      6 1/2% convertible subordinated debentures                            2,524       1,694         ---
                                                                      -----------  ----------  ----------

   Weighted average number of shares outstanding, as adjusted               7,550       6,663       6,678
                                                                      -----------  ----------  ----------
                                                                      -----------  ----------  ----------

Fully Diluted Earnings Per Share:

   Before accounting change                                           $      2.32  $     1.90  $     1.15

   Accounting change                                                          ---         ---       (0.20)
                                                                      -----------  ----------  ----------

   Net earnings                                                       $      2.32  $     1.90  $     0.95
                                                                      -----------  ----------  ----------
                                                                      -----------  ----------  ----------